As filed with the Securities and Exchange Commission on July 28, 1997.
                 ===============================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               __________________


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            ELMWOOD FUNDING LIMITED
             (Exact name of registrant as specified in its charter)



     Cayman Islands                                      N/A
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                              ____________________



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [X]


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered:                   each class is to be registered:

  Bond-backed Investment Certificates,          New York Stock Exchange
       Series 1997-US Treasury-1

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

================================================================================

ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED:


The material set forth in the section captioned "Description of Certificates" in the prospectus and in the section captioned "Description of the Certificates" in the prospectus supplement included in the Registrant's Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-29327), filed with the Securities and Exchange Commission (the "Commission") on June 16, 1997, is incorporated herein by reference.


ITEM 2.  EXHIBITS:


1 Certificate of Incorporation of the Registrant dated September 17, 1996, incorporated herein by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-29327), as amended, filed with the Securities and Exchange Commission (the "Commission") on June 16, 1997.

2 Memorandum of Association and Articles of Association of the Registrant dated September 17, 1996, incorporated herein by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-29327), as amended, filed with the Commission on June 16, 1997.

3 Standard Terms for Trust Agreements between Elmwood Funding Limited, as Depositor, and United States Trust Company, as Trustee, dated as of August 1, 1997 (the "Standard Terms"), incorporated herein by reference from
     Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-29327), as amended, filed with the Commission on June 16, 1997.

4 Series Supplement (the "Series Supplement") to the Standard Terms dated as of August 22, 1997, creating the Bond-backed Investment Certificates Trust, Series 1997-US Treasury-1 and providing for the issuance of the Series 1997-US Treasury-1 Certificates.

5 Form of Series 1997-US Treasury-1 Certificate, filed as Exhibit B to the Series Supplement.

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 28th day of July, 1997.



ELMWOOD FUNDING LIMITED



By: /s/Derrie Bogess
    ---------------------
Name:  Derrie Bogess
Title: Director



AUTHORIZED U.S. REPRESENTATIVE



 /s/ Gary Davis
-------------------------------
Gary Davis, as the duly
authorized representative of
Elmwood Funding Limited in
the United States

Date: July 28, 1997

                                 EXHIBIT INDEX


Exhibit No.    Description
1              Certificate of Incorporation of the Registrant dated September
               17, 1996, incorporated herein by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File
               No. 333-29327), as amended, filed with the Securities and Exchange Commission (the "Commission") on June 16, 1997.
2              Memorandum of Association and Articles of Association of
               the Registrant dated September 17, 1996, incorporated herein by reference from Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-3 (File No. 333-29327), as amended, filed with the Commission on June 16, 1997.
3              Standard Terms for Trust Agreements between Elmwood
               Funding Limited, as Depositor, and United States Trust
               Company, as Trustee, dated as of August 1, 1997 (the
               "Standard Terms"), incorporated herein by reference from
               Exhibit 4.1 to the Registrant's Registration Statement on Form
               S-3 (File No. 333-29327), as amended, filed with the Commission on June 16, 1997.
4              Series Supplement (the "Series Supplement") to the Standard
               Terms dated as of August 22, 1997, creating the Bond-backed
               Investment Certificates Trust, Series 1997-US Treasury-1 and providing for the issuance of the Series 1997-US Treasury-1
               Certificates.
5              Form of Series 1997-US Treasury-1 Certificate, filed as
               Exhibit B to the Series Supplement.

                                                                       EXHIBIT 4



                      BOND-BACKED INVESTMENT CERTIFICATES

                               SERIES SUPPLEMENT

                           Series 1997-US Treasury-1

          SERIES SUPPLEMENT, Series 1997-US Treasury-1, dated as of August 22, 1997 (the "SERIES SUPPLEMENT"), by and between ELMWOOD FUNDING LIMITED, a Cayman Islands company as Depositor (the "DEPOSITOR"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "TRUSTEE").


                              W I T N E S S E T H:

          WHEREAS, the Depositor desires to create the Trust designated herein (the "TRUST") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of August 1, 1997 (the "STANDARD TERMS"; together with this Series Supplement, the "TRUST AGREEMENT"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

          WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto (the "UNDERLYING SECURITIES SCHEDULE") into the Trust;

          WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "CERTIFICATES"), the Retained Interest (the "RETAINED INTEREST"), the Call Right (the "CALL RIGHT") and the Optional Exchange Right (the "OPTIONAL EXCHANGE RIGHT") evidencing undivided interests in the Trust; and

          WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

          Section 1.  Incorporation of Standard Terms.  All of the provisions of
                      -------------------------------
the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the transactions described herein.

          Section 2.  Definitions.  Except as otherwise specified herein or as
                      -----------
the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms (provided that not all capitalized terms defined in the Standard Terms are applicable to this Series Supplement).

              "CALL DATE" shall mean any Distribution Date occurring on or after the Distribution Date in May 1999.

          "CALL PRICE" shall mean the aggregate outstanding Certificate Principal Balance, together with unpaid interest thereon accrued at the Certificate Rate to but excluding the Distribution Date as of which the Call Right is exercised.

          "CALL RIGHT" shall mean the right (but not the obligation) of the holder thereof to purchase all, but not less than all, of the outstanding Certificates on any Call Date at a price equal to the Call Price, all in accordance with Section 7 hereof.

          "CERTIFICATE INTEREST" for the Certificates for any Distribution Date means interest on the outstanding principal balance of the Certificates accrued for the related Interest Accrual Period, computed (on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed during the period for which interest is payable) at a rate per annum equal to the Certificate Rate.

              "CERTIFICATE RATE" shall mean:  6.375%.

          "COLLECTION PERIOD" shall mean the period from but excluding any Distribution Date to and including the next succeeding Distribution Date, except that (a) the first Collection Period shall commence on but exclude the Original Issue Date and (b) the final Collection Period shall end on and include the Final Scheduled Distribution Date.

          "CORPORATE TRUST OFFICE" shall mean the corporate trust office of United States Trust Company of New York, located on the date hereof at 114 West 47th Street, 15th Floor, New York, New York 10036.

              "CSI" shall mean Citicorp Securities, Inc.

              "CURRENCY" shall mean United States dollars.

              "CUT-OFF DATE" shall mean May 15, 1997.

          "DEPOSITOR ADMINISTRATIVE EXPENSES" shall mean fees and expenses payable by the Depositor to its administrator pursuant to the Administration Agreement dated as of March 14, 1997 between the Depositor and Deutsche Morgan Grenfell (Cayman) Limited, which fees and expenses include (a) a one-time arrangement fee, (b) an annual fee and (c) reasonable out-of-pocket expenses incurred by the administrator in connection with the administration of the Depositor in accordance with such administration agreement.

              "DEPOSITORY" shall mean The Depository Trust Company.

          "DISTRIBUTION DATE" shall mean May 15 and November 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on November 15, 1997 and ending on the earlier of the Final Scheduled Distribution Date or the Call Date.

              "DUFF" shall mean Duff & Phelps Credit Rating Co.

          "ELIGIBLE INVESTMENTS" shall be as defined in the Standard Terms; provided that (a) the minimum required rating for long-term instruments will be equal to the rating of the Underlying Securities (or, in the case of a split rating, equal to the higher or highest rating of the Underlying

Securities) and (b) the rating of any short-term instruments will be at least A-1 by S&P and P1 by Moody's.

          "EVENT OF DEFAULT" shall mean (a) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (b) a default in the payment of any principal of any Underlying Security when the same becomes due and payable (whether at stated maturity, by prepayment, repurchase or redemption or otherwise, but subject to any applicable grace period) or (c) a default, event of default or other similar condition or event (however described) under the Underlying Securities Indenture resulting in any Underlying Securities becoming, or becoming capable at such time of being declared, due and payable before such Underlying Securities would otherwise have been due and payable.

              "FINAL SCHEDULED DISTRIBUTION DATE" shall mean  May 15, 2006.

          "INTEREST ACCRUAL PERIOD" shall mean, with respect to any specified Distribution Date, the period from and including the immediately preceding Distribution Date to but excluding such specified Distribution Date, except that
(a) the first Interest Accrual Period shall commence on and include the Original Issue Date and (b) the final Interest Accrual Period shall end on but exclude the Final Scheduled Distribution Date.

          "INTEREST STRIP" shall mean, on any Distribution Date, interest on the outstanding principal balance of the Certificates accrued for the related Interest Accrual Period, computed (on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed during the period for which interest is paid) at rate per annum equal to 0.50%; provided that, for the
                                                          --------
first Distribution Date, the Interest Strip will also include all interest accrued on the Underlying Securities for the period from and including the Cut-Off Date to but excluding the Original Issue Date.

              "MOODY'S" shall mean Moody's Investors Service, Inc.

          "OPTIONAL EXCHANGE DATE" means any Business Day designated for the exercise of the Optional Exchange Right by the holder thereof.

          "OPTIONAL EXCHANGE RIGHT" shall mean the right (but not the obligation) of the holder thereof to require that the Trustee redeem all or a specified portion of the outstanding Certificates on any Business Day, all in accordance with Section 8 hereof.

          "OPTIONAL REDEMPTION" shall mean the redemption by the Trust of all or a specified portion of the outstanding Certificates pursuant to Section 8 hereof.

          "ORDINARY EXPENSES" shall mean the compensation due the Trustee for Ordinary Expenses (as defined in the Standard Terms), payable in accordance with the fee letter dated as of March 14, 1997 between the Depositor and the Trustee, which compensation shall be payable by the holder of the Retained Interest. The Trustee will be permitted to deduct its compensation from periodic distributions on the Interest Strip.

              "ORIGINAL ISSUE DATE" shall mean August 22, 1997.

              "PROSPECTUS SUPPLEMENT" shall mean the Prospectus Supplement, dated July 28, 1997, relating to the Certificates.

              "RATING AGENCIES" shall mean Moody's and Duff.

          "RECORD DATE" shall mean, with respect to each Distribution Date, the third Business Day immediately preceding such Distribution Date.

          "REQUIRED PRINCIPAL" for the Certificates for any Distribution Date means the amount received on the Underlying Securities attributable to principal payments thereon during the related Collection Period.

          "REQUIRED RATING" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Original Issue Date, and, in the case of Duff, the rating assigned to the Underlying Securities by Duff as of the Original Issue Date.

          "RETAINED INTEREST" shall mean the right to receive the Interest Strip on each Distribution Date. Collections in respect of the Retained Interest shall be deposited in the Certificate Account for the Series 1997-US Treasury-1 Certificates.

              "S&P" shall mean Standard & Poor's Ratings Services.

              "SERIES" shall mean Series 1997-US Treasury-1.

              "TRUST PROPERTY" shall mean the Underlying Securities described on
Schedule I hereto.

              "UNDERLYING SECURITIES INDENTURE" shall mean the instrument identified as such on Schedule I hereto.

              "UNDERLYING SECURITIES ISSUER" shall mean the Government of the United States of America.

          Section 3.  Designation of Trust, Certificates, etc.  (a) The Trust
                      ---------------------------------------
created hereby shall be known as the "Bond-backed Investment Certificates Trust, Series 1997-US Treasury-1". The Certificates evidencing certain undivided ownership interests in such Trust shall be known as "Bond-backed Investment Certificates, Series 1997-US Treasury-1". The Retained Interest evidencing certain undivided ownership interests in the Underlying Securities (as described on Schedule II hereto) shall be known as the "Series 1997-US Treasury-1 Retained Interest". The Call Right evidencing certain undivided ownership interests in the Certificates (as described on Schedule III) shall be known as the "Series 1997-US Treasury-1 Call Right". The Optional Exchange Right evidencing certain undivided ownership interests in the Underlying Securities (as described on Schedule IV hereto) shall be known as the "Series 1997-US Treasury-1 Optional Exchange Right". Together, the Certificates, the Retained Interest, the Call Right and the Optional Exchange Right represent all beneficial ownership interests in such Trust.

          (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

          (c) The Retained Interest will be uncertificated and shall be as described in Schedule II attached hereto. The Retained Interest will be issued to CSI and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another Person at the sole option of the transferor without the consent of the Certificateholders or any other Person. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account of the holder thereof on the related Record Date as specified in written instructions to the Trustee.

          (d) The Call Right will be uncertificated and shall be as described in
Schedule III attached hereto. The Call Right will be issued to CSI and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another Person at the sole option of the transferor without the consent of the Certificateholders or any other Person. The beneficial ownership interest in the Call Right will be recorded on the records of the Trustee.

          (e) The Optional Exchange Right will be uncertificated and shall be as described in Schedule IV attached hereto. The Optional Exchange Right will be issued to CSI and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another Person at the sole option of the transferor without the consent of the Certificateholders or any other Person. The beneficial ownership interest in the Optional Exchange Right will be recorded on the records of the Trustee.

          Section 4.  Satisfaction of Conditions to Initial Execution and
                      ---------------------------------------------------
Delivery of Trust Certificates.  The Trustee hereby acknowledges receipt, on or
------------------------------
prior to the Original Issue Date, of:

          (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

          (ii) all documents required to be delivered to the Trustee pursuant to
     Section 2.01 of the Standard Terms.

          Section 5.  Distributions.  (a) On each Distribution Date, the Trustee
                      -------------
shall apply Available Funds in the Certificate Account as follows:

          (i) first, to the Certificateholders and the holder of the Retained Interest in payment of Certificate Interest and the Interest Strip, respectively, pro rata according to the respective amounts thereof then due and payable; and

          (ii) second, to the Certificateholders, in payment of Required Principal (if any).

          (b) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of payment on the Underlying Securities. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay;

provided that any additional interest owed and paid by the Underlying Securities
--------
Issuer as a result of such delay shall be paid to the Certificateholders and the holder of the Retained Interest, pro rata according to the respective amounts of Certificate Interest and the Interest Strip remaining unpaid on the related Distribution Date.

          (c) Amounts recovered in respect of the Underlying Securities following a default by the Underlying Securities Issuer under the Underlying Securities Indenture shall, to the extent allocable to interest, be distributed in accordance with the provisions of Section 5(a)(i), and, to the extent allocable to principal, in accordance with the provisions of Section 5(a)(ii).

          (d) On any Distribution Date as of which the Call Right is exercised, the Trustee shall apply the proceeds received from such exercise of the Call Right as follows:

          (i) first, to the Certificateholders whose Certificates have been purchased in connection with such exercise in payment of Certificate Interest then due and payable on the Certificates so purchased; and

          (ii) second, to the Certificateholders whose Certificates have been purchased in connection with such exercise in payment of the outstanding principal balance of the Certificates so purchased.

          Section 6.  Fees.  (a) As compensation for its services hereunder, the
                      ----
Trustee shall be entitled to Ordinary Expenses. Ordinary Expenses will be paid to the Trustee by the holder of the Retained Interest which, for convenience, may be retained out of the Interest Strip on each Distribution Date.

          (b) As compensation for the duties it performs hereunder, (i) the Depositor shall be entitled to Depositor Administration Expenses and (ii) interest earned on amounts invested pursuant to Section 3.05 of the Standard Terms shall be paid, on each Distribution Date, to the Depositor. The Depositor Administration Expenses will be paid to the Trustee by the holder of the Retained Interest which, for convenience, may be retained out of the Interest Strip on each Distribution Date.

          (c) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless (i) such Extraordinary Trust Expenses relate to a time when the Underlying Securities Issuer was in default on any payment obligation under the Underlying Securities Indenture, or (ii) Certificateholders representing 100% of the aggregate Voting Rights of the Certificates have voted to require the Trustee to incur such Extraordinary Trust Expenses.

          (d) Prepaid Ordinary Expenses shall be zero for this Series.

          Section 7.  Call Right.  (a) On any Call Date, the Certificates may be
                      ----------
purchased in their entirety by the holder of the Call Right at the Call Price. Having acquired the Certificates pursuant to its exercise of the Call Right, the holder of the Call Right will be entitled to receive any amounts distributable on the Certificates on each Distribution Date occurring from and after such Call Date.

          (b) The holder of the Call Right must provide notice to the Trustee (a "CALL REQUEST") not less than 10 Business Days prior to the relevant Call Date that it intends to exercise the Call Right on such Call Date.

          Section 8.  Optional Exchange.  (a) The holder of the Optional
                      -----------------
Exchange Right will be entitled to require the Trustee, on any Business Day, to effect an Optional Redemption of one or more Certificates; provided that any
                                                           --------
such exercise is subject to the conditions that, on the Business Day on which the Optional Redemption occurs, (i) the holder of the Optional Exchange Right is also the holder of the Call Right and the Retained Interest, (ii) the holder of the Optional Exchange Right is also the holder of Certificates in an outstanding aggregate principal amount at least equal to the outstanding aggregate principal amount of Certificates to be redeemed and (iii) the outstanding aggregate principal amount of Certificates to be redeemed shall be an amount equal to an authorized denomination of the Underlying Securities. No exercise of an Optional Exchange Right shall prevent the holder from any later exercise thereof on any subsequent Business Day.

          (b) The holder of the Optional Exchange right must provide notice to the Trustee (an "OPTIONAL EXCHANGE REQUEST") not less than four Business Days prior to the Business Day on which it intends to exercise the Optional Exchange Right, which notice shall (i) specify the outstanding aggregate principal amount of Certificates to be redeemed (the "SUBJECT CERTIFICATES"), (ii) confirm that the holder of the Optional Exchange Right is also the holder of the Call Right and the Retained Interest and (iii) confirm the holder of the Optional Exchange Right is also the holder of Certificates in an outstanding aggregate principal amount at least equal to the outstanding aggregate principal amount of the Subject Certificates.

          (c) On the Optional Exchange Date, (i) the Trustee will immediately liquidate all investments (if any) made by the Trustee pursuant to Section 3.05 of the Standard Terms to the extent such proceeds would otherwise be distributable to the holders of the Subject Certificates and (ii) the Subject Certificates will be redeemed by the Trustee in exchange for (x) delivery by the Trustee to the holder of the Optional Exchange Right of Underlying Securities in an outstanding aggregate principal amount equal to the outstanding aggregate principal amount of the Subject Certificates and (y) payment by the Trustee to such holder of Available Funds in the Certificate Account that are attributable to the Subject Certificates (including investments (if any) made by the Trustee pursuant to Section 3.05 of the Standard Terms that would otherwise be distributable to the holders of the Subject Certificates).

          (d) Following the receipt of an Optional Exchange Request with respect to all outstanding Certificates, all interest earned on amounts invested pursuant to Section 3.05 of the Standard Terms shall be paid to the Depositor on the related Optional Exchange Date. No Optional Exchange Request with respect to all outstanding Certificates shall be effective unless the holder of the Optional Exchange Right satisfies the claims of all creditors of the Bond-backed Investment Certificates Trust, Series 1997-US Treasury-1.

          (e) On the Optional Exchange Date, the aggregate outstanding principal amount of the Certificates shall be reduced by the aggregate outstanding principal amount of the Subject Certificates so redeemed.

          (f) The Trustee shall not be obligated to determine whether an Optional Redemption complies with the provisions of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          Section 9.  Events of Default.  (a) Within 30 days after a responsible
                      -----------------
officer of the corporate trust department of the Trustee receives written notice of, or otherwise obtains actual knowledge of, occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, the holder of the Call Right, the holder of the Retained Interest and the holder of the Optional Exchange Right, transmitted by mail.

          (b) Except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders, the holder of the Call Right, the holder of the Retained Interest and the holder of the Optional Exchange Right.

          Section 10. Voting. (a) At all times, 100% of all Voting Rights shall
                      ------
be allocated among all Certificateholders in proportion to the then outstanding principal balances of their respective Certificates; provided that any exercise
                                                     --------
of Voting Rights that would adversely affect in any material respect the Retained Interest, the Call Right or the Optional Exchange Right shall require the consent of the holder thereof. The Trustee shall provide notice of any opportunity to exercise Voting Rights to the holders of each of the Retained Interest, the Call Right and the Optional Exchange Right.

          (b) The Required Percentage-Amendment of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66%, if each Rating Agency shall have notified the Depositor and the Trustee in writing that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Certificates, and otherwise 100%.

          (c) In addition to the other restrictions on modification and amendment contained in the Standard Terms, the Trustee shall not agree to or enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect (i) the Retained Interest without the consent of the holder thereof, (ii) the Call Right without the consent of the holder thereof or (iii) the Optional Exchange Right without the consent of all the Certificateholders and of the holders of the Retained Interest and the Call Right; provided that no such amendment or modification will be permitted which
       --------
would alter the status of the Trust as a grantor trust for Federal Income tax purposes.

          (d) In addition to the other restrictions on modification and amendment contained in the Standard Terms, the Trustee shall not agree to or enter into any amendment or modification of the Retained Interest, the Call Right or the Optional Exchange Right without the consent of the holder thereof or which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 66%
of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; provided that (i) no such
                                              --------
amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal Income tax purposes and (ii) any amendment or modification of the Trust Agreement or the Call Right which would alter the timing or amount of any payment of the Call Price shall require the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates.

          (e) Any determination that an exercise of Voting Rights, or a modification or amendment of the Trust Agreement, would adversely affect in any material respect the Retained

Interest, the Call Right or the Optional Exchange Right made by the holder thereof shall be conclusive and binding for all purposes so long as such determination is made in good faith and on any commercially reasonable basis.

          Section 11.  Miscellaneous.
                       -------------

          (a) The Trustee shall forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms to the New York Stock Exchange, Inc.

          (b) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities, if and for so long as the Retained Interest remains outstanding, without the consent of the holder of the Retained Interest.

          (c) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities, if and for so long as the Call Right remains outstanding, without the consent of the holder thereof.

          (d) In any conflict between the provisions of the Prospectus Supplement and this Agreement (including the Standard Terms), the provisions of the Prospectus Supplement shall prevail. Any affirmative statement of rights or obligations of Certificateholders or the parties hereto included in the Prospectus Supplement shall be deemed to be included herein.

          (e) The following provisions of the Standard Terms shall not apply to the Series 1997-US Treasury-1 Certificates: Section 3.06 (Maintenance of Credit Support); and Section 4.04 (Advances).

          (f) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss (as defined in the Standard Terms).

          (g) Notwithstanding anything in Section 9.01(a) of the Standard Terms to the contrary, the Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall not terminate until (i) the distribution in full of all amounts due to Certificateholders at maturity and (ii) the settlement in full by the Trust of all payments and deliveries required in connection with any exercise of the Optional Exchange Right.

          Section 12.  Notices.  All directions, demands and notices hereunder
                       -------
or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

          If to the Depositor, to:

          Elmwood Funding Limited
          399 Park Avenue
          New York, New York  10043
          Attention:  Mr. Gary Davis
          Telephone:  (212) 291-0007
          Facsimile:  (212) 291-1291

          With a copy to the Directors:

          c/o Deutsche Morgan
          Grenfell (Cayman) Limited
          P.O. Box 1984
          George Town
          Grand Cayman
          Cayman Islands
          British West Indies
          Telephone:  (809) 949-8244
          Facsimile:  (809) 949-8178

          If to the Trustee, to:

          United States Trust Company of New York
          114 West 47th Street, 15th Floor
          New York, New York 10036
          Attention:  Bond-backed Investment Certificates, Series 1997-US
                    Treasury-1,
                         Elmwood Funding Limited
          Telephone:  (212) 852-1623
          Facsimile:  (212) 852-1625

          If to the Rating Agencies, to:

          Moody's Investors Service, Inc.
          99 Church Street 21W
          New York, New York  10007
          Attention:  CBO/CLO Monitoring Department
          Telephone:  (212) 553-1494
          Facsimile:  (212) 553-0355

          and to:

          Duff & Phelps Credit Rating Co.
          17 State Street
          12th Floor
          New York, NY  10004
          Attention:
          Telephone:  (212) 908-0237
          Facsimile:  (212) 908-0289

          If to the New York Stock Exchange, to:

          New York Stock Exchange, Inc.
          20 Broad Street
          New York, New York  10005
          Attention:  Michael Hyland
          Telephone:  (212) 656-5868
          Facsimile:  (212) 656-6919

          Section 13.  Governing Law.  THIS SERIES SUPPLEMENT AND THE
                       -------------
TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

          Section 14.  Counterparts.  This Series Supplement may be executed in
                       ------------
any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                              ELMWOOD FUNDING LIMITED,
                                as Depositor


                              By:_____________________________
                                Name:
                                Title:


                              UNITED STATES TRUST COMPANY
                              OF NEW YORK,
                                as Trustee

                              By:_____________________________
                                Name:
                                Title:

                                                                      SCHEDULE I


                           SERIES 1997-US TREASURY-1
                         UNDERLYING SECURITIES SCHEDULE


Underlying Securities:           6.875% U.S. Treasury Notes due May 15, 2006

Underlying Securities Issuer:    The Government of the United States of America

CUSIP Number:                    912827X80

Principal Amount Deposited:      $20,000,000

Date of Issuance:                May 15, 1996

Principal Amount of
Underlying Securities
Originally Issued:               $16,015,000,000

Maturity Date:                   May 15, 2006

Principal Payment Date:          May 15, 2006

Interest Rate:                   6.875% per annum

Interest Payment Dates:          May 15 and November 15, commencing May 15, 1996

Redemption Dates:                None

Redemption Prices:               None

Security:                        None

Rating as of
Original Issue Date:             "Aaa" by Moody's and "AAA" by Duff

Retained Interest:               As described on Schedule II to the Series
                                 Supplement

Call Right:                      As described on Schedule III to the Series
                                 Supplement

Optional Exchange Right:         As described on Schedule IV to the Series
                                 Supplement

                                                                     SCHEDULE II

                           SERIES 1997-US TREASURY-1
                      DESCRIPTION OF THE RETAINED INTEREST

          The holder of the Retained Interest will have the right to receive, solely from collections on the Underlying Securities, the Interest Strip on each Distribution Date. The rights of the holder of the Retained Interest to the Interest Strip from payments received on the Underlying Securities is of equal priority with the rights of Certificateholders to receive distributions of interest.

          The Retained Interest will be issued to CSI and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another Person at the sole option of the transferor without the consent of the Certificateholders or any other Person. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account of holder thereof on the related Record Date as specified in written instructions to the Trustee.

                                                                    SCHEDULE III

                           SERIES 1997-US TREASURY-1
                         DESCRIPTION OF THE CALL RIGHT

          The Call Right represents the right by the holder thereof to purchase all, but not less than all, of the outstanding Certificates on any Distribution Date occurring on or after the Distribution Date in May 1999, (the "CALL DATE") at a price equal to the aggregate Certificate Principal Balance, together with unpaid interest thereon accrued to but excluding the Distribution Date as of which the Call Right is exercised (the "CALL PRICE").

          The holder of the Call Right must provide notice to the Trustee (a "CALL REQUEST") not less than 10 Business Days prior to the relevant Call Date that it intends to exercise the Call Right on such Call Date.

          Upon its acquisition of the Certificates pursuant to its exercise of the Call Right, the holder of the Call Right will be entitled to receive any amounts distributable on the Certificates on each Distribution Date occurring from and after such Call Date.

          The Call Right will be issued to Citicorp Securities, Inc. ("CSI") or an affiliate of CSI and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another Person at the sole option of the transferor without the consent of the Certificateholders or any other Person. The beneficial ownership interest in the Call Right will be recorded on the records of the Trustee.

                                                                     SCHEDULE IV

                           SERIES 1997-US TREASURY-1
                   DESCRIPTION OF THE OPTIONAL EXCHANGE RIGHT

          The holder of the Optional Exchange Right will be entitled to require the Trustee, on any Business Day, to effect an Optional Redemption of one or more Certificates; provided that any such exercise is subject to the conditions
                   --------
that, on the Business Day on which the Optional Redemption occurs, (i) the holder of the Optional Exchange Right is also the holder of the Call Right and the Retained Interest, (ii) the holder of the Optional Exchange Right is also the holder of Certificates in an outstanding aggregate principal amount at least equal to the outstanding aggregate principal amount of Certificates to be redeemed and (iii) the outstanding aggregate principal amount of Certificates to be redeemed shall be an amount equal to an authorized denomination of the Underlying Securities. No exercise of an Optional Exchange Right shall prevent the holder from any later exercise thereof on any subsequent Business Day.

          The holder of the Optional Exchange right must provide notice to the Trustee (an "OPTIONAL EXCHANGE REQUEST") not less than four Business Days prior to the Business Day on which it intends to exercise the Optional Exchange Right, which notice shall (i) specify the outstanding aggregate principal amount of Certificates to be redeemed (the "SUBJECT CERTIFICATES"), (ii) confirm that the holder of the Optional Exchange Right is also the holder of the Call Right and the Retained Interest and (iii) confirm the holder of the Optional Exchange Right is also the holder of Certificates in an outstanding aggregate principal amount at least equal to the outstanding aggregate principal amount of the Subject Certificates.

          On the Optional Exchange Date, the Subject Certificates will be redeemed by the Trustee in exchange for (x) delivery by the Trustee to the holder of the Optional Exchange Right of Underlying Securities in an outstanding aggregate principal amount equal to the outstanding aggregate principal amount of the Subject Certificates and (y) payment by the Trustee to such holder of Available Funds in the Certificate Account that are attributable to the Subject Certificates (including investments (if any) made by the Trustee pursuant to Section 3.05 of the Standard Terms that would otherwise be distributable to the holders of the Subject Certificates).

          No Optional Exchange Request with respect to all outstanding Certificates shall be effective unless the holder of the Optional Exchange Right satisfies the claims of all creditors of the Bond-backed Investment Certificates Trust, Series 1997-US Treasury-1.

          The Optional Exchange Right will be issued to Citicorp Securities, Inc. ("CSI") or an affiliate of CSI and may, upon notice to the Trustee, be transferred by the holder thereof (in whole but not in part) to another Person at the sole option of the transferor without the consent of the Certificateholders or any other Person. The beneficial ownership interest in the Optional Exchange Right will be recorded on the records of the Trustee.

                                                                       EXHIBIT A


                      Standard Terms for Trust Agreements

             (incorporated herein by reference from Exhibit 4.1 to
                   the Registrant's Registration Statement on
                   Form S-3 (File No. 333-29327), as amended,
                  filed with the Commission on June 16, 1997)

                                   EXHIBIT B


                              Form of Certificate

No. 09786W AA 8                                          $20,000,000
CUSIP NO.

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                   BOND-BACKED INVESTMENT CERTIFICATES TRUST,
                           SERIES 1997-US Treasury-1

                      BOND-BACKED INVESTMENT CERTIFICATES,
                             SERIES 1997-Treasury-1
                         $20,000,000 PRINCIPAL BALANCE
                            6.375% CERTIFICATE RATE

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $20,000,000 aggregate principal amount of 6.875% Notes due May 15, 2006 of the Government of the United States of America (the "UNDERLYING SECURITY ISSUER") and all payments received thereon (the "TRUST PROPERTY"), deposited in trust by Elmwood Funding Limited (the "DEPOSITOR").

THIS CERTIFIES THAT CEDE & CO. is the registered owner of $20,000,000 DOLLARS nonassessable, fully-paid, fractional undivided interest in the Bond-backed Investment Certificates Trust, Series 1997-US Treasury-1, formed by the Depositor.

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of August 1, 1997 (the "STANDARD TERMS"), between the Depositor and United States Trust Company of New York, not in its individual capacity but solely as Trustee (the "TRUSTEE"), as supplemented by the Series Supplement, Series 1997-US Treasury-1, dated as of August 22, 1997 (the "SERIES SUPPLEMENT" and, together with the Standard Terms, the "TRUST AGREEMENT"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Bond-backed Investment Certificates, Series 1997-US Treasury-1" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement; (ii) all payments on or collections in respect of the Underlying Securities accrued on or after the Original Issue Date together with any proceeds thereof, subject to the Retained Interest, the Call Right and the Optional Exchange Right; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date.
The Record Date applicable to any Distribution Date is the close of business on the third Business Day immediately preceding such Distribution Date (whether or not a Business Day).

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees it will not, until the date which is one year and one day after termination of the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                              BOND-BACKED INVESTMENT CERTIFICATES TRUST, SERIES 1997-US Treasury-1

                              By: UNITED STATES TRUST COMPANY
                              OF NEW YORK not in its individual capacity but solely as Trustee,



                              By:___________________________
                                Authorized Officer


Dated:  August 22, 1997


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Bond-backed Investment Certificates, Series 1997-US Treasury-1, described in the Trust Agreement referred to herein.

                              UNITED STATES TRUST COMPANY
                              OF NEW YORK, not in its individual
                              capacity but solely as
                              Trustee,



Date:          By:___________________________
                                                            Authorized Officer

                            (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates, subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

          No service charge shall be made for any registration of transfer or exchange of this Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Certificate, other than an exchange pursuant to Section 5.03 of the Trust Agreement not involving any transfer.

          The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner of this Certificate for the purpose of receiving distributions of principal of (and premium, if any) and interest, if any, on this Certificate and for all other purposes whatsoever, whether or not this Certificate be overdue, and neither the Depositor or the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a grantor trust for federal income tax purposes and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders at maturity, (ii) the settlement in full by the Trust of all payments and deliveries required in connection with any exercise of the Optional Exchange Right, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such plan or account, a "PLAN") may purchase Certificates if the Underwriter is able to confirm the existence of at least 100 independent purchasers of beneficial interests in this Certificate.

                                   ASSIGNMENT

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


____________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


____________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


____________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


_______________________*


Signature Guaranteed:


_______________________*


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).